EXHIBIT 10

AMARILLO BIOSCIENCES, INC.
AMENDED AND RESTATED
2008 DIRECTORS, OFFICERS, AND CONSULTANTS
STOCK PURCHASE PLAN

ORIGINALLY ADOPTED OCTOBER 22, 2008

AMENDED AND RESTATED AS OF SEPTEMBER 1, 2009

ARTICLE I – GENERAL

1.01.     Purposes.

     The purposes of this 2008 Directors, Officers, and Consultants Stock Purchase Plan (the “Plan”) are to provide to Directors, Officers, and Consultants of the Company (including Non-Executive Officers) with an opportunity to obtain shares of the Company’s Common Stock, or to increase their holdings of shares of the Company’s Common Stock, by purchasing a limited number of such shares directly from the Company, subject to the terms and conditions hereinafter set forth.

1.02.     Administration.

    (a)     The Plan shall be administered by a committee of outside (non-employee) directors appointed by the Board of Directors of ABI (the “Committee”), as constituted from time to time. The Committee shall consist of at least two and no more than three members of the Board. Notwithstanding anything in this Section 1.02 to the contrary, so long as any equity security of the Company is registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or any successor statute, all authority to exercise discretion with respect to participation in the Plan by persons who are (i) “officers” within the meaning of the applicable Securities and Exchange Commission rules and regulations relating to Section 16 of the 1934 Act, or any successor statute, (ii) directors of the Company, (iii) consultants, and/or (iv) beneficial owners of more than ten percent (10%) of any class of equity securities of the Company who are otherwise eligible to participate in the Plan, and the timing, amounts and other terms and conditions of awards granted under the Plan to such officers, directors, consultants, and beneficial owners, shall be vested in the Committee, if all of the members of the Committee are non-employee directors under Rule 16b-3 promulgated under the 1934 Act, or within any successor definition or under any successor rule.

    (b)     The Committee shall have the authority, in its sole discretion and from time to time to:

(i)	designate the Directors, Officers, and Consultants (“Participants”) eligible to participate in the Plan;

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(ii)	grant purchase opportunities as provided in the Plan in such form and amount as the Committee shall determine (“Purchase Rights”);

(iii)
accept as partial or complete consideration for such purposes, the full amount of actually accrued and unpaid salaries or fees due and owing to an Officer or Consultant of the Company, subject to whatever provision (if any) the Committee may deem appropriate regarding any payroll withholdings for which the Company may be responsible;

(iv)	impose such limitations, restrictions and conditions upon any such awards as the Committee shall deem appropriate; and

(v)
interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

    (c)      Decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

    (d)     With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the 1934 Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee, as applicable.

1.03. Eligibility for Participation.

        All Directors, Officers, and Consultants of the Company including Non-Executive Officers shall be eligible to participate in the Plan.

1.04. Types of Awards Under Plan.

        Awards under the Plan shall be in the form of Purchase Rights to purchase a specified number of shares of Common Stock of the Company, at market value. Purchase Rights shall be exercisable in whole or in part, but all Purchase Rights shall expire thirty (30) days after grant, to the extent not exercised. For all purposes of the Plan, “market value” shall mean the closing price of the Common Stock of the Company on the last trading date preceding the date of purchase; or in the case of shares issued in consideration of salaries or fees actually earned and accrued by Officers or Consultants of the Company, “market value” shall mean the closing price of the Common Stock of the Company on the last trading date preceding the end of the pay period with respect to which such salary or fee was earned. In the event the Company’s Common Stock should no longer be traded on the OTC-BB, “market value” shall mean the price designated by the Committee at the time the Purchase Rights are granted.

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1.05. Aggregate Limitation on Awards.

    (a)      Shares of stock with respect to which Purchase Rights may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of ABI (“Common Stock”). The maximum number of shares of Common Stock which may be issued or reserved under the Plan shall be ten million (10,000,000) shares. Either the Committee or the Board of Directors of the Company may permanently and irrevocable decrease the number of shares reserved under the Plan, by resolution adopted by unanimous consent, or at a duly called and noticed meeting.

    (b)      Any shares of Common Stock subject to a Purchase Right which for any reason is terminated, unexercised, or expires shall again be available for issuance under the Plan.

1.06. Effective Date and Term of Plan.

        The Plan shall become effective on the date of adoption, as first above written, and shall terminate on December 31, 2010.

1.07. Lapse of Purchase Rights.

        Upon the death, retirement, disability or termination of the Participant’s association with the Company as either an Officer, Director, or Consultant for any reason whatsoever, any Purchase Rights held by such Participant, and theretofore unexercised, shall immediately terminate, lapse, and be of no further force of effect.

1.08. Manner of Payment.

        Each Purchase Right shall set forth the procedure governing the exercise thereof, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Participant shall transfer to the Company, in full, the Price for such shares in cash. In the event of stock issued under this Plan in consideration of salary or fees actually accrued to an Officer or Consultant of the Company, the price for such stock shall be deemed to have been paid in full as of the respective due dates of such salary or fee payments, subject to appropriate reservations for the Company’s payroll withholding obligations (if any), as may be determined by the Committee.

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1.09. Issuance of Shares.

        As soon as practicable after receipt of payment, the Company shall deliver to the Participant a certificate or certificates for such shares of Common Stock. The Participant shall become a shareholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder.

1.10. Regulatory Compliance.

        Purchase Rights granted under the Plan shall comply with the applicable provisions of Section 402 of the Sarbanes-Oxley Act of 2002, as codified in Section 13(k) of the 1934 Act, or any successor, Rule 16b-3 promulgated under the 1934 Act, or any successor, and shall contain additional conditions or restrictions as may be required thereunder to preclude the exercise of any Purchase Right being considered a loan to an executive officer or director of the Company.

ARTICLE II – PURCHASE RIGHTS

2.01. Award of Purchase Rights.

        The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to any Participant in the Plan one or more Purchase Rights. The date a Purchase Right is awarded shall mean the date selected by the Committee as of which the Committee grants to a Participant the right to purchase a specific number of shares under the Plan.

ARTICLE III – SHARES UNREGISTERED

3.01. Shares Registered.

        The Committee, in the exercise of its discretion, may determine whether shares issued under the Plan may or should be registered on Form S8. Shares issued upon exercise of the Purchase Right which are not so registered shall be restricted, and shall bear any required or appropriate legends. There is no assurance that a market for the shares will be available or that the Company’s securities will continue to qualify for resale pursuant to Rule 144 promulgated under the Securities Act of 1933 (the “1933 Act”). The Company makes no representation that its securities will continue to qualify for resale under Rule 144 nor that its securities will continue to be traded on the over-the-counter bulletin board or any other exchange and the Participant is solely responsible for determining that any resale by him of the shares is lawful under applicable federal and state securities laws.

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ARTICLE IV – MISCELLANEOUS

4.01. Non-Assignability.

        No award under the Plan shall be assignable or transferable by the recipient thereof, either inter-vivos, by will or by the laws of descent and distribution, or otherwise. During the duration of the Purchase Right, such award shall be exercisable only by the Participant or by the Participant’s guardian or legal representative.

4.02. Non-Uniform Determinations.

        The Committee’s determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

4.03. Rights as a Shareholder.

        The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

4.04. Definitions.

        In this Plan the following definitions (along with other definitions set forth elsewhere in the Plan) shall apply:

    (a)      “Affiliate” means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with ABI.

    (b)      “Subsidiary” means any corporation of which, at the time more than 50% of the shares entitled to vote generally in an election of directors are owned directly or indirectly by ABI or any Subsidiary thereof.

4.05. Adjustments.

        In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee shall appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Purchase Rights theretofore granted under the Plan and not yet exercised, and any and all other matters deemed appropriate by the Committee.

4.06. Amendment of the Plan.

    (a)      The Committee may, without further action by the Board of Directors and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

    (b)      The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without Board of Directors approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 4.05), (ii) extend the period during which any award may be granted or exercised, (iii) extend the term of the Plan, or (iv) authorize the exercise of Purchase Rights at any price other than market value. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, affect his or her rights under an award previously granted to him or her.

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